Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of 10X Capital Venture Acquisition Corp. III (the “Company”) on Form 10-K for the period ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guhan Kandasamy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: April 13, 2023

/s/ Guhan Kandasamy
Guhan Kandasamy
Chief Financial Officer
(Principal Financial Officer)